Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Julie Blunden

SunPower Corp.

408-240-5577

Susan DeVico

SunPower Corp.

510-339-1527

PowerLight Signs 120 Megawatt Solar Cell Supply Agreement with JingAo

Three-year Solar Cell Supply Agreement Begins in 2007

SAN JOSE, Calif., January 16, 2007 – SunPower Corporation (Nasdaq: SPWR) subsidiary PowerLight Corporation, today announced a 120 megawatt, three-year supply agreement with JingAo Solar Co., Ltd. (“JingAo”), a privately-owned solar cell manufacturer based in Hebei, China. The agreement calls for JingAo to deliver increasing volumes of silicon solar cells to PowerLight beginning in 2007. This contract is the third in a series of long-term PV cell contracts completed by PowerLight over the last year.

“We are very pleased to announce this supply agreement with JingAo,” said Dan Shugar, PowerLight president. “Increasing our solar supply will allow PowerLight to expand our business faster, especially in large-scale power plant and commercial applications. We believe that JingAo will be a highly-reliable supplier, due to strong upstream ingot supply relationships. We look forward to adding JingAo solar cells to our supply base to complement our other long-term supply partners and internally-sourced SunPower solar panels.”

About PowerLight

PowerLight is a leading global provider of large-scale solar power systems, delivering over a decade of experience and financial value to commercial, utility, public sector and residential customers worldwide. PowerLight designs, deploys and operates the largest solar power systems in the world through market-leading innovation and exceptional customer service. For more information, please visit www.powerlight.com. PowerLight is a subsidiary of SunPower Corp. (NASDAQ: SPWR).

- more -

PowerLight Signs 120 Megawatt Solar Cell Supply Agreement with JingAo – 2

About SunPower

SunPower Corp. (NASDAQ: SPWR) designs, manufactures and markets high-performance solar electric technology worldwide. SunPower’s high-efficiency solar cells and panels generate up to 50 percent more power per unit area than conventional solar technologies and have a uniquely attractive, all-black appearance. SunPower’s PowerLight subsidiary is a leading global provider of large-scale solar power systems, with over 100 megawatts installed. For more information on SunPower please visit the SunPower website at www.sunpowercorp.com. SunPower is a majority-owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

Forward Looking Statement

This press release contains forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements are statements that do not represent historical facts. We use words such as “believes,” “plans” and “expects” and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements related to JingAo’s expected performance under the supply contract, the potential expansion of PowerLight’s business and the success of the integration effort underway between SunPower and PowerLght. These forward-looking statements are based on information available to us as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, risks and uncertainties that could cause actual results to differ include supply or other business difficulties experienced by JingAo; difficulties encountered in integrating the merged businesses; the possibility that expected synergies and cost savings will not be obtained; the uncertainty of business and economic conditions and growth trends in the solar power industry; our ability to obtain adequate supply of polysilicon and silicon ingots to manufacture our products and the price we pay for such material, our ability to ramp new production lines, our ability to realize expected manufacturing efficiencies, the possibility of production difficulties, the risk of continuation of supply of products and components from suppliers to PowerLight, including competitors of SunPower, and the continuation of existing large-scale PowerLight customer projects. These and other risk factors are contained in documents that the company files with the SEC, including the Form 10-K for fiscal 2005 and its recent 10-Qs, as well as filings we make with regard to the PowerLight transaction and PowerLight. These forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and expressly disclaim any responsibility to, update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

###

SunPower is a registered trademark of SunPower Corp. PowerLight is a registered trademark of PowerLight Corp. Cypress is a registered trademark of Cypress Semiconductor Corp. All other trademarks are the property of their respective owners.